Exhibit 10.2

EXECUTION VERSION

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of December 18, 2024, is entered into by and among Tripadvisor, Inc., a Delaware corporation (“Parent”), Liberty TripAdvisor Holdings, Inc., a Delaware corporation (the “Company”), and the undersigned stockholder of the Company (the “Stockholder”).

WHEREAS, subject to the terms and conditions of the Agreement and Plan of Merger (as the same may be amended, supplemented or modified, the “Merger Agreement”), dated as of the date hereof, among Parent, Telluride Merger Sub Corp., a Delaware corporation and an indirect wholly owned Subsidiary of Parent (“Merger Sub”), and the Company, among other transactions contemplated by the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly owned Subsidiary of Parent, and immediately thereafter the Company will be merged with and into TellurideSub LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Parent (“ParentSub LLC”) (such merger, the “ParentSub LLC Merger”), with ParentSub LLC surviving the ParentSub LLC Merger as a direct wholly owned Subsidiary of Parent;

WHEREAS, as of the date of this Agreement, the Stockholder owns beneficially (references herein to “beneficial owner,” “beneficial ownership” and “owns beneficially” shall have the meanings assigned to such terms under Rule 13d-3, Rule 13d-4 and Rule 13d-5 promulgated under the Exchange Act), or of record, and, with respect to the Merger and the other transactions contemplated by the Merger Agreement, has the power to vote or direct the voting of, certain shares of Series B Common Stock listed on Schedule A hereto (all such shares, the “Existing Shares”, and shares of Series A Common Stock and shares of Series B Common Stock referred to collectively as the “Voting Stock”); and

WHEREAS, as a condition and inducement for Parent and the Company to enter into the Merger Agreement, Parent and the Company have required that the Stockholder, in his capacity as a stockholder of the Company, enter into this Agreement, and the Stockholder has agreed to enter into this Agreement.

NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

1.              Definitions. Capitalized terms not defined in this Agreement have the meaning assigned to those terms in the Merger Agreement.

2.              Effectiveness; Termination. This Agreement shall be effective upon signing. This Agreement shall automatically terminate upon the earliest to occur (the “Expiration Date”) of (a) such date and time as the Merger Agreement shall have been validly terminated in accordance with Article VIII thereof, (b) the Effective Time, (c) the written agreement of Parent, the Company and the Stockholder to terminate this Agreement and (d) the date of any material modification, waiver or amendment of the Merger Agreement as in effect on the date of this Agreement that adversely affects the value of the consideration payable to the Stockholder, causes such consideration to include any property other than cash, or adds new conditions or modifies any existing conditions to the consummation of the Merger that materially adversely affect the Stockholder or the Merger, without the prior written consent of the Stockholder; provided, that (x) this Section 2 and Sections 9 through 25 of this Agreement shall survive any such termination, and (y) such termination shall not relieve any party of any liability or damages resulting from (1) fraud or (2) Willful Breach by such party prior to termination, in each case, as determined by a court of competent jurisdiction pursuant to a final and nonappealable judgment. For purposes of this Agreement, (A) “fraud” means intentional and knowing common law fraud under Delaware law in the representations and warranties set forth in this Agreement and (B) “Willful Breach” means a material breach by a party of any of its obligations under this Agreement that is a consequence of an act or omission knowingly undertaken or omitted by the breaching party with the intent of causing a material breach of this Agreement.

3.              Voting Agreement.

(a)            From the date hereof until the Expiration Date (the “Support Period”), the Stockholder irrevocably and unconditionally hereby agrees that at any meeting (whether annual or special and each postponement, recess, adjournment or continuation thereof) of the holders of capital stock of the Company (or any subset thereof) (such meeting, the “Stockholder Meeting”), however called, and in connection with any written consent of the holders of Voting Stock, the Stockholder shall:

(i)	appear at such Stockholder Meeting or otherwise cause all of the Existing Shares and all other shares of Voting Stock or voting securities of the Company over which he (A) has acquired beneficial or record ownership after the date hereof or (B) otherwise has the power to vote or direct the voting of (including any shares of Voting Stock or other voting securities of the Company acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options to acquire Voting Stock or the conversion of any convertible securities, or pursuant to any other equity awards or derivative securities or otherwise over which he has the power to vote) (together with the Existing Shares, collectively, the “Shares”), which he owns or controls as of the applicable record date, to be counted as present thereat for purposes of calculating a quorum; and

(ii)	subject to Section 3(a)(iii), vote or cause to be voted (including by proxy or execution of a written consent, as applicable) all such Shares (A) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, (B) in favor of the adoption of the Company Charter Amendment, (C) in favor of any proposal to adjourn or postpone such Stockholder Meeting to a later date if such adjournment or postponement is proposed in compliance with the provisions of Section 6.4(a) of the Merger Agreement, (D) against any action or proposal in favor of any Acquisition Proposal, without regard to the terms of such Acquisition Proposal, and (E) against any action, proposal, transaction, agreement or amendment of the Restated Company Certificate of Incorporation or the A&R Company Bylaws, in each case of this clause (E), for which the Stockholder has received prior notice from either Parent or the Company that it reasonably expects that such action, proposal, transaction, agreement or amendment would (x) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Stockholder contained in this Agreement, or (y) prevent, impede, interfere with, delay, postpone, or adversely affect the consummation of the transactions contemplated by the Merger Agreement, including the Merger.

(iii)	Notwithstanding anything to the contrary herein, if at any time during the Support Period the Company Board (or any duly authorized committee thereof) makes a Change in Recommendation pursuant to Section 6.2 of the Merger Agreement (the “Change of Recommendation Event”), then the obligations, covenants and restrictions of the Stockholder set forth in Section 3(a)(ii) shall be limited to the number of Common Shares held by the Stockholder equal in aggregate to 33.37% of the total voting power of the Covered Company Voting Stock (such shares, the “Covered Shares”); provided that if a Change of Recommendation Event occurs, notwithstanding any other obligations hereunder, the Stockholder shall deliver a written consent executed on behalf of, or vote at any Stockholder Meeting, as applicable, its Shares that are not Covered Shares with respect to the adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the Merger, the Company Charter Amendment, and any other matters described in Section 3(a)(ii) in the same proportion as written consents executed or votes cast, as applicable, by the holders of Voting Stock other than the Stockholder (such proportion determined without inclusion of the votes cast by the Stockholder) with respect to any such matter; provided, further, that in the event of a Change of Recommendation Event, the Stockholder shall have the right to determine which of the Shares held by the Stockholder will be included in the Covered Shares (it being understood that this proviso is not intended to change the total number or percentage of Covered Shares as determined pursuant to this Section 3(a)(iii)). For purposes of this Agreement, the “Covered Company Voting Stock” shall mean the total number of Common Shares outstanding as of the record date established by the Company with respect to such action by written consent, or vote at any Stockholder Meeting, as applicable.

(b)            For the avoidance of doubt, the foregoing commitments apply to any Shares held by any trust, limited partnership or other entity directly or indirectly holding Shares for which the Stockholder serves as a partner, stockholder, trustee or in a similar capacity so long as, and to the extent, the Stockholder exercises voting control over such Shares. To the extent the Stockholder does not have sole control of the voting determinations of such entity, the Stockholder agrees to exercise all voting rights or other voting determination rights he has in such entity to carry out the intent and purposes of his support and voting obligations in this paragraph and otherwise set forth in this Agreement.

(c)            The Stockholder represents, covenants and agrees that, (i) except for this Agreement and except for that certain standstill letter dated December 21, 2014 by and between the Stockholder and the Company (the “Standstill Letter”), he has not entered into, and shall not enter into during the Support Period, any commitment, agreement, understanding or other similar arrangement with any person to vote or give instructions in any manner with respect to any Shares, including any voting agreement or voting trust, and (ii) except as expressly set forth herein or the Standstill Letter or with respect to the election of directors, ratification of the appointment of the Company’s auditors or other routine matters at an annual meeting of the stockholders of the Company, he has not granted, and shall not grant during the Support Period, a proxy, consent or power of attorney with respect to any Shares. The Stockholder agrees not to enter into any agreement or commitment with any person the effect of which would violate, or frustrate the intent of, the provisions of this Agreement.

(d)            In furtherance and not in limitation of the foregoing, but only in the event and in each case that the Stockholder fails to be counted as present or fails to vote all of the Stockholder’s Shares in accordance with this Agreement, until the Expiration Date, the Stockholder hereby appoints Renee Wilm, for so long as she serves as Chief Legal Officer of the Company, or any other person acting as Chief Legal Officer of the Company and any designee thereof, and each of them individually, as his proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent (and to instruct nominees or record holders to vote or act by written consent) during the Support Period with respect to any and all of the Stockholder’s Shares in accordance with this Section 3. This proxy and power of attorney are given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby agrees that this proxy and power of attorney granted by the Stockholder shall be irrevocable until the Expiration Date, shall be deemed to be coupled with an interest sufficient under applicable Law to support an irrevocable proxy and shall revoke any and all prior proxies granted by the Stockholder with respect to any Shares regarding the matters set forth in this Section 3. The power of attorney granted by the Stockholder herein is a durable power of attorney and shall survive the bankruptcy, death or incapacity of the Stockholder.

4.              Non-Solicitation. The Stockholder hereby agrees, and agrees to cause his controlled Affiliates (which, for the avoidance of doubt, does not include the Company or Parent) and his and their representatives not to, take any action which, were it taken by the Company or its Representatives, would violate Section 6.2 of the Merger Agreement, it being understood that any action in compliance with Section 6.2 of the Merger Agreement shall not be deemed a breach by the Stockholder of this Section 4.

5.              Transfer Restrictions Prior to the Merger. The Stockholder hereby agrees that he will not, during the Support Period, without the prior written consent of Parent and the Company, (a) convert any shares of Series B Common Stock into shares of Series A Common Stock or (b) other than pursuant to this Agreement or the Merger Agreement, directly or indirectly, offer for sale, sell, transfer, exchange, convert, assign, give, tender in any tender or exchange offer, pledge, encumber, hypothecate or otherwise dispose of (by merger, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of Law or otherwise) or otherwise convey or dispose of, any of the Shares, or any interest therein (including by merger, by testamentary disposition, by operation of Law or otherwise), including the right to vote any such Shares, as applicable (a “Transfer”); provided, that the Stockholder may Transfer Shares for estate-planning purposes, or by testamentary disposition, or to a controlled Affiliate, with respect to a trust over which the Stockholder has sole or shared investment power, in each case, so long as the transferee, prior to the time of Transfer (or in the case of a testamentary disposition, as promptly as reasonably practicable after such Transfer), agrees in a signed writing reasonably satisfactory to Parent and the Company to be bound by and comply with the provisions of this Agreement, and the Stockholder (except as otherwise provided above in the case of such Stockholder’s death) provides at least five (5) Business Days’ prior written notice (which shall include the written consent of the transferee agreeing to be bound by and comply with the provisions of this Agreement) to Parent and the Company, in which case the Stockholder shall remain responsible for any breach of this Agreement by such transferee, and provided, further, that the death of the Stockholder shall itself not be a Transfer of Shares so long as the heir(s) of the Stockholder, or a controlled Affiliate of the Stockholder, continue to own such Shares as Shares covered under this Agreement and such heir(s) or controlled Affiliate agree in a signed writing reasonably satisfactory to Parent and the Company to be bound by and comply with the provisions of this Agreement. Notwithstanding anything contained herein, the Stockholder will be permitted to (a) effect a bona fide pledge of Series A Common Stock or Series B Common Stock (including any existing pledge) to any financial institution in connection with a bona fide financing transaction (a “Permitted Pledge”) (so long as such pledge does not prevent or otherwise restrict in any manner the Stockholder from voting such shares pursuant to the provisions of this Agreement prior to any default and foreclosure under the indebtedness underlying such pledge), (b) grant a revocable proxy with respect to routine matters at an annual meeting of the stockholders of the Company (provided such proxy does not apply with respect to any of the matters set forth in this Agreement, even if such matters are submitted to a vote at an annual meeting of the stockholders of the Company) and (c) with respect to any Shares the Stockholder beneficially owns, grant a proxy to the record holder of such Shares to vote in accordance with Section 3.

6.              Appraisal Rights. The Stockholder hereby waives, and agrees not to exercise or assert, if applicable pursuant to Section 3.3 of the Merger Agreement, any appraisal rights under Section 262 of the DGCL in connection with the Merger.

7.              Representations of the Stockholder. The Stockholder represents and warrants to Parent and the Company as follows: (a) the Stockholder has full legal right, capacity and authority to execute and deliver this Agreement, to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby; (b) this Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and legally binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, and no other action is necessary to authorize the execution and delivery of this Agreement by the Stockholder or the performance of his obligations hereunder; (c) the execution and delivery of this Agreement by the Stockholder do not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Law applicable to such Stockholder or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Shares pursuant to, any agreement or other instrument or obligation binding upon the Stockholder or any of the Shares, nor require any authorization, consent or approval of, or filing with, any Governmental Entity other than pursuant to the Exchange Act, the Securities Act and, if applicable, the HSR Act; (d) subject to the Permitted Pledges, the Stockholder owns beneficially, and has the power to vote or direct the voting of, the Stockholder’s Shares, including the Existing Shares, a complete and accurate schedule of which as of the date hereof is set forth opposite the Stockholder’s name on Schedule A; (e) the Stockholder owns beneficially the Stockholder’s Shares, including the Existing Shares, free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any Permitted Pledge and any restrictions created by the Transaction Documents or under applicable federal or state securities Laws); and (f) the Stockholder or his advisers has read and is familiar with the terms of the Merger Agreement and the other agreements and documents contemplated herein and therein, and the Stockholder understands and acknowledges that the Company and Parent are entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

8.              Representations of Parent and the Company.

(a)            Parent represents and warrants to the Stockholder as follows: (i) Parent has full legal right, capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby; (ii) this Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and legally binding agreement of Parent, enforceable against Parent in accordance with its terms, and no other action is necessary to authorize the execution and delivery of this Agreement by Parent or the performance of its obligations hereunder; and (iii) the execution and delivery of this Agreement by Parent do not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Law applicable to Parent or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property of Parent pursuant to, any agreement or other instrument or obligation binding upon Parent or any of its property, nor require any authorization, consent or approval of, or filing with, any Governmental Entity other than pursuant to the Exchange Act, the Securities Act or, if applicable, the HSR Act.

(b)            The Company represents and warrants to the Stockholder as follows: (i) the Company has full legal right, capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby; (ii) this Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, and no other action is necessary to authorize the execution and delivery of this Agreement by the Company or the performance of its obligations hereunder; and (iii) the execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Law applicable to the Company or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property of the Company pursuant to, any agreement or other instrument or obligation binding upon the Company or any of its property, nor require any authorization, consent or approval of, or filing with, any Governmental Entity other than pursuant to the Exchange Act, the Securities Act or, if applicable, the HSR Act.

9.              Publicity. The Stockholder hereby authorizes Parent and the Company to publish and disclose in any documents and schedules filed with the SEC, and any press release or other disclosure document that Parent or the Company determines to be necessary or desirable in connection with this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby (including in the Proxy Statement or any other filing with any Governmental Entity made in connection with the Merger) the Stockholder’s identity and ownership of the Shares, this Agreement and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement and such other information required in connection with such disclosure. The Stockholder agrees to notify Parent and the Company as promptly as practicable of any inaccuracies or omissions in any information relating to the Stockholder that is so published or disclosed. The Stockholder shall not be permitted to make any public statement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of the Company and Parent; provided, that the foregoing shall not restrict the Stockholder from making any disclosure or other public statement required to be made by the Stockholder under applicable Law, including any amendment filed with the SEC on Schedule 13D, so long as the Stockholder provides the Company and Parent with reasonable prior written notice (including reasonable opportunity to review and comment) of such disclosure. For the avoidance of doubt, this Section 9 applies to the Stockholder only in his capacity as a holder of Common Shares, and not in his capacity as a director or officer of the Company or Parent.

10.            Indemnification.

(a)             To the fullest extent permitted by applicable Law, each of the Company and, effective from and following the Effective Time, Parent (including for Losses indemnifiable hereunder arising prior to, on or after the Effective Time), jointly and severally, from and following the Effective Time (the “Indemnifying Party”) covenants and agrees, and Parent shall cause ParentSub LLC from and after the ParentSub LLC Merger to covenant and agree, jointly and severally (the “Indemnifying Parties”), on the terms and subject to the limitations set forth in this Agreement, to indemnify and hold harmless the Stockholder (and each of his successors, assigns and Representatives), in each case in his capacity as a holder of shares of capital stock of the Company and, with respect to Company Transaction Litigation (as defined below), as a director and/or officer of the Company (each in such capacity, an “Indemnified Party”), from and against any and all Losses (as defined below) incurred in connection with, arising out of or resulting from any claims, demands, actions, proceedings or investigations (each, an “Action” and collectively, “Actions”) arising out of (i) this Agreement or the performance of such Indemnified Party hereunder or any Actions relating to the Merger Agreement and the transactions contemplated thereby (including any Actions brought by any of the stockholders, directors, officers or employees of the Company or Parent) or (ii) any Actions brought by or on behalf of any stockholder of the Company (and any resolution thereof) relating to the Merger or any of the other transactions contemplated by the Merger Agreement that is brought against the Company and/or any of its directors and/or officers (in their capacities as such), whether brought before or after the Effective Time (any such litigation pursuant to this clause (ii), “Company Transaction Litigation”). For purposes of this Section 10, “Losses” means any loss (including disgorgement of consideration), liability, cost, damage or expense (including, without duplication, reasonable fees and expenses of counsel, accountants, consultants and other experts) related to an Action for which an Indemnified Party is entitled to indemnification pursuant to this Agreement; provided, however, that any diminution in value of Common Shares or Parent Shares shall not constitute a Loss.

(b)            Notwithstanding anything herein to the contrary, the Indemnifying Party will not be obligated to provide indemnity hereunder to an Indemnified Party with respect to any Losses which (i) result from such Indemnified Party’s fraud (as defined herein), bad faith, Willful Breach or gross negligence or (ii) result from any breach of any representation and warranty of such Indemnified Party contained in this Agreement or any breach of any covenant or agreement made or to be performed by such Indemnified Party under this Agreement.

(c)             The Indemnifying Party will indemnify each Indemnified Party pursuant to this Section 10 regardless of whether such Losses are incurred prior to or after the Effective Time. The indemnification provided pursuant to this Section 10 is in addition to, and not in derogation of, any other rights an Indemnified Party may have under applicable Law, the Restated Company Certificate of Incorporation or the A&R Company Bylaws, or pursuant to any contract, agreement or arrangement (including, for the avoidance of doubt, under the Merger Agreement); provided, however, that Losses will not be duplicated. If an Indemnified Party receives an indemnification payment pursuant to this Agreement and later receives insurance proceeds or other third-party recovery proceeds in respect of the related Losses, then the Indemnified Party shall promptly remit to the Indemnifying Party, amounts equal to the lesser of (i) the amount of such insurance proceeds or other third-party recovery proceeds, if any, and (ii) the amount of the indemnification payment previously paid by or on behalf of the Indemnifying Party with respect to such Losses.

(d)            Promptly after the receipt by an Indemnified Party of notice with respect to any Action that is or may be subject to indemnification hereunder (each, an “Indemnifiable Claim”) (and in no event more than ten (10) Business Days after such event), such Indemnified Party shall give written notice thereof to the Indemnifying Party, which notice will include, to the extent known, the basis for such Indemnifiable Claim and copies of any pleadings or written demands relating to such Indemnifiable Claim and, promptly following request therefor, shall provide any additional information in respect thereof that the Indemnifying Party may reasonably request; provided, that (i) any delay in giving or failure to give such notice will not affect the obligations of the Indemnifying Party hereunder except to the extent the Indemnifying Party is actually prejudiced as a result of such delay in or failure to notify, and (ii) no such notice shall be required to be given to the Indemnifying Party to the extent that the Indemnifying Party or any of its respective (x) Affiliates is a party to any such Indemnifiable Claim or (y) has received notice pursuant to Section 6.10 of the Merger Agreement to the extent applicable to such Indemnifiable Claim.

(e)            Subject to Section 10(f) and Section 10(g), the Indemnifying Party shall be entitled to exercise full control of the defense, compromise or settlement of any Indemnifiable Claim in respect of an Action commenced or made by a Person who is not a party to this Agreement or an Affiliate of a party to this Agreement, including any Company Transaction Litigation (a “Third Party Indemnifiable Claim”), so long as, within ten (10) Business Days after the receipt of notice of such Third Party Indemnifiable Claim from the Indemnified Party (pursuant to Section 10(d)), the Indemnifying Party: (i) delivers a written confirmation to such Indemnified Party that the indemnification provisions of Section 10 are applicable, subject only to the limitations set forth in this Agreement, to such Third Party Indemnifiable Claim and that the Indemnifying Party will indemnify such Indemnified Party in respect of such Third Party Indemnifiable Claim to the extent required by this Section 10 and (ii) notifies such Indemnified Party in writing that the Indemnifying Party will assume the control of the defense thereof. Following notification to such Indemnified Party of the assumption of the defense of such Third Party Indemnifiable Claim, the Indemnifying Party shall retain legal counsel reasonably satisfactory to such Indemnified Party to conduct the defense of such Third Party Indemnifiable Claim. If the Indemnifying Party so assumes the defense of any such Third Party Indemnifiable Claim in accordance herewith, subject to the provisions of subsections (d) through (f) of this Section 10, (A) the Indemnifying Party shall be entitled to exercise full control of the defense, compromise or settlement of such Third Party Indemnifiable Claim and such Indemnified Party shall cooperate (subject to the Indemnifying Party’s agreement to reimburse such Indemnified Party for all documented reasonable out-of-pocket expenses incurred by such Indemnified Party in connection with such cooperation) with the Indemnifying Party in any manner that the Indemnifying Party reasonably may request in connection with the defense, compromise or settlement thereof (subject to the last sentence of this Section 10(e)) and (B) such Indemnified Party shall have the right to employ separate counsel selected by such Indemnified Party and to participate in (but not control) the defense, compromise or settlement thereof and the Indemnifying Party shall pay the reasonable fees and expenses of one such separate counsel, and, if reasonably necessary, one local counsel. No Indemnified Party shall settle or compromise or consent to entry of any judgment with respect to any such Action (or part thereof) for which it is entitled to indemnification and to which the Indemnifying Party has provided the written confirmation specified in clause (i) above without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, delayed or conditioned). Without the prior written consent of each of the Indemnified Parties who are named in the Action subject to the Third Party Indemnifiable Claim (which consent shall not be unreasonably withheld, delayed or conditioned), the Indemnifying Party will not settle or compromise or consent to the entry of judgment with respect to any Indemnifiable Claim (or part thereof) unless such settlement, compromise or consent (x) includes an unconditional release of such Indemnified Parties, (y) does not include any admission of wrongdoing on the part of such Indemnified Parties and (z) does not enjoin or restrict in any way the future actions or conduct of such Indemnified Parties (other than in a manner consistent with the terms of the subject instruments or pursuant to customary confidentiality obligations).

(f)             Notwithstanding Section 10(e), an Indemnified Party, at the expense of the Indemnifying Party (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel in each applicable jurisdiction) representing the Indemnified Party), shall, subject to the last sentence of this Section 10(f), be entitled to separately control the defense, compromise or settlement of any Third Party Indemnifiable Claim (i) as to such Indemnified Party if the Indemnified Party with the opinion of external counsel shall have reasonably concluded that there exists any actual conflict of interest relating to the defense of such Action between the Indemnified Party and the Indemnifying Party, (ii) as to which the Indemnifying Party has previously assumed control in the event the Indemnifying Party is not diligently pursuing such defense, or (iii) if the Indemnifying Party has not assumed the defense thereof in accordance with Section 10(e). No Indemnified Party shall settle or compromise or consent to entry of any judgment with respect to any Action with respect to which it controls the defense thereof pursuant to this Section 10(f) and for which it is entitled to indemnification without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(g)            In all instances under this Section 10 where the Indemnifying Party has agreed to pay the fees, costs and expenses of the Indemnified Parties, such fees, costs and expenses shall be reasonable. The parties agree to cooperate and coordinate in connection with the defense, compromise or settlement of any Indemnifiable Claims.

(h)            In addition to (but without duplication of) the Indemnified Party’s right to indemnification as set forth in this Section 10, if so requested by an Indemnified Party, the Indemnifying Party shall also advance to such Indemnified Party (within ten (10) Business Days of such request) any and all documented reasonable out-of-pocket fees, costs and expenses incurred by an Indemnified Party in accordance with this Section 10 in connection with investigating, defending, being a witness in or participating in (including any appeal), or preparing to defend, be a witness in or participate in, any Indemnifiable Claim (other than an Indemnifiable Claim initiated by the Indemnified Party or in which Parent or the Company alleges a breach by the Indemnified Party of any representation and warranty of such Indemnified Party contained in this Agreement or any breach of any covenant or agreement made or to be performed by such Indemnified Party under this Agreement), including, without duplication, reasonable fees and expenses of legal counsel, accountants, consultants and other experts (“Expense Advances”).

(i)              The Stockholder agrees that he will repay Expense Advances made to him (or paid on his behalf) by the Indemnifying Party pursuant to this Section 10 if it is ultimately finally determined by a court of competent jurisdiction that he is not entitled to be indemnified pursuant to this Section 10.

11.            Entire Agreement. This Agreement (including the schedules hereto) and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person not a party to this Agreement any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Parent acknowledges and agrees that, except as expressly provided herein, nothing in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares.

12.            Assignment. Except as provided in Section 5 of this Agreement, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Any attempted assignment in violation of this Section 12 shall be null and void ab initio. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns and, in the event of the Stockholder’s death, the Stockholder’s heirs, executors, administrators, testamentary trustees, legatees or beneficiaries.

13.            Director/Officer. Notwithstanding anything to the contrary contained in this Agreement, the Stockholder is entering into this Agreement solely in his capacity as a beneficial owner of his Shares, and nothing herein is intended to or shall limit, affect or restrict any director or officer of the Company or any of its Subsidiaries solely in his or her capacity as a director or officer of Parent, the Company or any of their respective Subsidiaries (including voting on matters put to such board or any committee thereof, influencing officers, employees, agents, management or the other directors of Parent, the Company or any of their respective Subsidiaries and taking or failing to take any action or making any statement at any meeting of such board or any committee thereof), in each case solely in his or her capacity as a director or officer of Parent, the Company or any of their respective Subsidiaries in the exercise of his or her fiduciary duties as a director or officer of Parent, the Company or any of their respective Subsidiaries.

14.            Further Assurances. Each party hereto agrees, from time to time, at the reasonable request of any other party hereto and without further consideration, to execute and deliver such additional consents, documents and other instruments and to take such further actions as are reasonably requested to effectuate the matters covered by this Agreement.

15.            Remedies/Specific Enforcement. Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that the other parties would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with its specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by any party hereto of any covenant or obligation contained in this Agreement, in addition to any other remedy to which the other parties may be entitled (whether at law or in equity), the other parties shall be entitled to injunctive relief to prevent breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions hereof, and each party hereto hereby waives any defense in any action for specific performance or an injunction or other equitable relief, that a remedy at law would be adequate. Each party hereto further agrees that no party or any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this paragraph, and each party hereto irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

16.            Governing Law; Jurisdiction; Venue. This Agreement shall be deemed made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Delaware without regard to the conflict or choice of law principles thereof. Any action, suit, arbitration or proceeding by or before any Governmental Entity (each, an “Action”) seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or any of the transactions contemplated hereby, will be brought exclusively in the Court of Chancery of the State of Delaware (the “Delaware Chancery Court”) or, if the Delaware Chancery Court does not have subject matter jurisdiction, any state or federal courts located in the State of Delaware (and in each case, any appellate courts therefrom). Each of the parties hereto (a) irrevocably and unconditionally submits and consents to the personal jurisdiction in any such Action brought in any such court (and of the appropriate appellate courts therefrom), (b) irrevocably agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such courts, (c) irrevocably agrees that all claims in respect of such Action may be heard and determined in any such courts (and the appropriate appellate courts therefrom) and agrees not to bring any Action arising out of or relating to this Agreement or any of the transactions contemplated hereby in any courts other than the Delaware Chancery Court or, if such court lacks subject matter jurisdiction, any state or federal court located in the State of Delaware and any appellate court therefrom, (d) irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such court (and the appropriate appellate courts therefrom) or that such Action was brought in an inconvenient forum and agrees not to plead or claim the same and (e) consents to service being made through the notice procedures set forth in Section 17. Each of the Company, Parent and the Stockholder hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 17 shall be effective service of process for any Action in connection with this Agreement or the transactions contemplated hereby.

17.            Notice. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally or sent via e-mail (without any “bounceback” or other notice of nondelivery) or (b) on the first (1st) Business Day following the date of dispatch if sent by a nationally recognized overnight courier (providing proof of delivery), in each case to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Parent:

Tripadvisor, Inc.

400 1st Avenue

Needham, MA 02494

Attention: Seth J. Kalvert

E-Mail: [Separately provided]

with a copy to (which shall not constitute notice):

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Michael J. Aiello; Matthew J. Gilroy

E-Mail: michael.aiello@weil.com; matthew.gilroy@weil.com

If to the Company:

Liberty TripAdvisor Holdings, Inc.

12300 Liberty Boulevard

Englewood, CO 80112

Attention: Chief Legal Officer

E-Mail: [Separately provided]

with a copy to (which shall not constitute notice):

O’Melveny & Myers L.L.P.

Two Embarcadero Center, 28th Floor

San Francisco, CA 94111

Attention: C. Brophy Christensen

Noah Kornblith

E-mail: bchristensen@omm.com

nkornblith@omm.com

If to the Stockholder:

Gregory B. Maffei
c/o Liberty Media Corporation
12300 Liberty Boulevard
Englewood, CO 80112
E-Mail: [Separately provided]

With a copy (which shall not constitute notice) to:

Sherman & Howard L.L.C.

675 Fifteenth Street

Suite 2300

Denver, CO 80202
Attention: Jeffrey R. Kesselman
E-Mail: jkesselman@shermanhoward.com

or such other address, email address or facsimile number as such party may hereafter specify by like notice to the other parties hereto.

18.            Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision will be interpreted so as reasonably to effect the intent of the parties hereto. Upon such determination that any term or other provision is invalid, illegal, void or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

19.            Amendments; Waivers. Any provision of this Agreement may be modified, amended or waived if, and only if, such modification, amendment or waiver is in writing and signed (a) in the case of an amendment, by Parent, the Company and the Stockholder, and (b) in the case of a waiver, by the party against whom the waiver is to be effective, subject in each case to any approvals that may be required from the Special Committee or pursuant to the organizational documents of Parent. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

20.            Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO HEREBY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 20.

21.            Counterparts. The parties may execute this Agreement in one or more counterparts, including by facsimile or other electronic signature. All the counterparts will be construed together and will constitute one Agreement. The exchange of copies of this Agreement and of signature pages by facsimile or e-mail shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or e-mail shall be deemed to be their original signatures for all purposes.

22.            Actions by Parent. Actions taken under this Agreement on behalf of Parent will be taken only with the approval of the Special Committee (if such committee is in existence at the time such action is to be taken).

23.            Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. When this Agreement contemplates a certain number of securities, as of a particular date, such number of securities shall be deemed to be appropriately adjusted to account for stock splits, dividends, recapitalizations, combinations of shares or other changes affecting such securities.

24.            Expenses. The Company shall pay the reasonable out-of-pocket costs and expenses incurred by the Stockholder in connection with the preparation, negotiation, execution and delivery of this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby (including the Proxy Statement or any other filing with any Governmental Entity, including, if applicable, a filing or filings pursuant to the HSR Act, made in connection with the Merger), including the reasonable fees, charges and disbursements of advisors, representatives and counsel for the Stockholder in connection therewith (the “Voting Agreement Fees”), and any required filing fee in connection with the filings made on behalf of the Stockholder described in this Agreement and the Merger Agreement; provided, however, that the amount of costs and expenses the Company shall pay in the aggregate for the Voting Agreement Fees shall not exceed $200,000, which such cap shall exclude any and all filing fees payable under the HSR Act. Except as otherwise provided herein, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, whether or not consummated, shall be paid by the party incurring such cost or expense.

25.            No Additional Representations. Except for the representations and warranties expressly made in this Agreement, each party hereto hereby agrees that no other party hereto makes, and each party hereto disclaims any reliance upon, any express or implied representation or warranty whatsoever with respect to the matters set forth in this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties and is effective as of the date first set forth above.

/s/ Gregory B. Maffei
Gregory B. Maffei

[Signature Page to Voting Agreement]

Tripadvisor, Inc.

By:	/s/ Michael Noonan
Name:	Michael Noonan
Title:	Chief Financial Officer

Liberty TripAdvisor Holdings, Inc.

By:	/s/ Renee L. Wilm
Name:	Renee L. Wilm
Title:	Chief Legal Officer and Chief Administrative Officer

[Signature Page to Voting Agreement]

SCHEDULE A
Stockholder Information

Stockholder	Series A Common Stock	Series B Common Stock
Gregory B. Maffei	0	5,270,440 (1)

(1)	Includes beneficial ownership of 599,222 LTRPB shares that may be acquired upon exercise of, or which relate to, stock options exercisable within 60 days after the date of this Agreement.

A-1